EXHIBIT: 10.4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIFTH AMENDMENT TO THE

CONTRACT RESEARCH AGREEMENT

This FIFTH AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT (the “Amendment”) is made and entered into by and between AGRIGENETICS, INC., a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Agrigenetics”) and EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224 (“EPS”). Agrigenetics and EPS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Agrigenetics, Mycogen Corporation, EPS and Exelixis, Inc. (“Exelixis”) are parties to a Contract Research Agreement effective as of September 4, 2007 as amended by the First Amendment effective as of January 1, 2008, the Second Amendment effective as of October 27, 2008, the Third Amendment effective as of July 1, 2009 and the Fourth Amendment effective as of July 1, 2009 (the “Agreement”), under which Agrigenetics engaged EPS to conduct certain research pursuant to a Research Plan.

B. Agrigenetics and EPS desire to amend the Agreement, in accordance with Section 14.10 of the Agreement and as contemplated by the Third Amendment, to provide for an accelerated transition, effective as of [ * ], of employees and facilities from EPS to Agrigenetics or DAS.

NOW, THEREFORE, the Parties agree as follows:

1. FIFTH AMENDMENT OF THE AGREEMENT

The parties hereby agree to amend the terms of the Agreement as provided below, effective as of October 1, 2009 (the “Fifth Amendment Effective Date”). Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

1.1 Sections 1.105 and 1.106 are added to the Agreement to read in their entirety as follows:

“1.105 “EPS Research Period” means the period from the Effective Date until [ * ].

1.106 “Transition Date” means [ * ].”

1.2 The following sentence is added to the end of Section 2.1:

“Notwithstanding anything to the contrary in this Article 2, EPS shall not have any obligations to conduct the Research Program or to perform any tasks pursuant to the Research Plan after the end of the EPS Research Period. Commencing on the Transition Date, Agrigenetics shall have sole responsibility, subject to Section 2.5, for conducting the Research Program and attempting to achieve its objectives efficiently and expeditiously.”

1.3 Section 2.5 shall be amended to state in it is entirety:

“2.5 Implementation of the Research Plan. The Parties agree that, subject to Sections 2.9 and 3.5, [ * ] shall have the primary responsibility for decision making with respect to the implementation of the Research Plan for the activities with respect to Additional Purchased Asset 1, Additional Purchased Asset 2 or Additional Purchased Asset 3. In addition, [ * ] shall serve as the primary contact for communications between the Parties with respect to such implementation.”

1.4 The first sentence of Section 2.7 shall be amended to state in its entirety:

“In addition to Agrigenetics’ payment obligations pursuant to Article 6 and Section 8.5, for the last quarter of the first Contract Year and for the second and third Contract Years, Agrigenetics will provide funding for [ * ] or [ * ] per [ * ] (at the applicable [ * ] for such [ * ]) to perform research projects proposed by EPS and approved by Agrigenetics that are outside the scope of the Research Plan.”

1.5 Section 2.8(d) is added to the Agreement to read in its entirety as follows:

“(d) No Special Consulting Services shall be performed on or after the Transition Date and there shall be no Special Consultants after the Transition Date.”

1.6 The Section 2.9 shall be amended to state in its entirety:

“2.9 Transition Consultation.

(a) If at any time prior to the achievement of Additional Purchased Asset 2, [ * ] (for the purposes of this Section 2.9, “[ * ]”) [ * ] with [ * ] and becomes [ * ] of [ * ], Agrigenetics shall cause DAS to allow [ * ] to dedicate up to [ * ] percent ([ * ]%) of his work time consulting with EPS during the EPS Research Period and Agrigenetics commencing on the Transition Date regarding (i) the [ * ] until the [ * ] of [ * ] (such consulting being referred to herein as the “[ * ] Special Consulting Services”) and (ii) EPS’ [ * ] until [ * ], including spending

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

up to [ * ] per [ * ] may be spent working from the [ * ] and/or the [ * ] in support thereof (such consulting in support of EPS’ [ * ] being referred to herein as the “[ * ] Special Consulting Services”). In no event shall [ * ] devote more than [ * ] of his work time consulting with EPS or Agrigenetics as specified in this Section 2.9(a).

(b) Should [ * ] become [ * ] of [ * ] and devote a portion of his work time to consulting with EPS or Agrigenetics as contemplated by Section 2.9(a), DAS shall be solely responsible for [ * ], [ * ], and reasonable [ * ], including [ * ] (including [ * ] and [ * ]) for [ * ] with [ * ] or [ * ] at the [ * ] and/or [ * ] or at [ * ], in [ * ].”

1.7 Section 3.6 is added to the Agreement to read in its entirety as follows:

“3.6 Dissolution of JMT. The JMT shall dissolve promptly after the delivery of Additional Purchased Asset 2 and Additional Purchased Asset 3.”

1.8 The first sentence in Section 4.1(a) shall be amended to state in its entirety:

“EPS shall use Diligent Efforts during the EPS Research Period to develop the following assets pursuant to its activities under the Research Program (each such asset, an “Additional Purchased Asset”). Commencing on the Transition Date, Agrigenetics shall have the diligence obligations set forth in Section 8.4(c) with respect to the Additional Purchased Assets.”

1.9 Section 4.1(a)(ii) shall be amended to state in its entirety:

“(ii) On or before [ * ], a [ * ] collection created by the use of [ * ] elements and/or [ * ], and a [ * ] data package, consisting of (A) a “[ * ]”, defined as a [ * ] collection and the results of [ * ] of the [ * ] for [ * ] of the [ * ] by [ * ] analysis of [ * ] for [ * ] contained within the [ * ] construct, and for [ * ] of [ * ] by [ * ] and/or [ * ], for all [ * ] events that produce [ * ] for which [ * ] was [ * ] on or before [ * ]; (B) a “[ * ]”, defined as a collection of [ * ] independent [ * ] containing [ * ] that include [ * ] but not any [ * ]; and (C) [ * ] showing the ability of at least [ * ] to [ * ] a [ * ] in [ * ] or [ * ], such [ * ] consisting of either (1) the [ * ] (including [ * ]) and [ * ] analysis of [ * ] events in which the [ * ] and a [ * ] are [ * ] on the [ * ], or (2) the [ * ] and [ * ] analysis of [ * ] in the [ * ] (“[ * ]”); and”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.10 Section 5.1 shall be amended to state in its entirety:

“5.1 Facility Use. During the EPS Research Period, in order to enable the parties to perform the tasks assigned to them under the Research Plan using the Facilities, (a) EPS shall grant to Agrigenetics a license to use the PDX Facility, which license shall be in the form attached as Exhibit C (the “Agrigenetics PDX Facility License”), and (b) Agrigenetics shall lease the Purchased Facility to EPS, which lease shall be in the form attached as Exhibit D (the “EPS Greenhouse Lease”). On or before [ * ], the Parties shall execute appropriate documents to terminate the Agrigenetics PDX Facility License and EPS Greenhouse Lease effective as of the Transition Date.

1.11 Section 5.2(a) shall be amended to state in its entirety:

“(a) PDX Facility. The Lease is an Excluded Asset (as such term is defined in the APA). During the EPS Research Period, EPS shall continue to manage, operate and maintain the PDX Facility and the Purchased Operative Assets therein in accordance with the terms and conditions of the Lease and in compliance with all applicable laws during the Term. During the EPS Research Period, EPS shall implement appropriate policies, procedures and programs designed to protect employee and guest safety, further good industrial hygiene practices and ensure compliance with all applicable Environmental Laws with respect to the PDX Facility. Agrigenetics shall pay to EPS all of Agrigenetics’ Share of PDX Facility Expenses in accordance with Article 6. On or before [ * ], the appropriate Parties shall execute either (i) the Assignment and Assumption of Lease Agreement attached to the Fifth Amendment to this Agreement as Exhibit 5.2(a) to assign the Lease from EPS to Agrigenetics effective as of the Transition Date, or (ii) (1) a termination agreement with Pacific Realty Associates, L.P., as landlord under the Lease, terminating the Lease as of the Transition Date, (2) a new lease with respect to the PDX Facility between Agrigenetics as tenant and Pacific Realty Associates as landlord, and (3) a license between Agrigenetics and EPS permitting EPS to continue to use the PDX Facility, including the use of and uses related to the Cell Factory Assets and the Purchased Operative Assets (as such terms are defined in the APA), until [ * ] at no cost or expense to EPS. In the event that the Parties enter into the arrangements set forth in clause (ii) of the foregoing sentence, EPS shall pay to Agrigenetics an amount equal to the security deposit held by landlord under the Lease promptly following EPS’s receipt of such security deposit from the landlord under the Lease following termination of the Lease.”

1.12 Section 6.1(b)(i) shall be amended to state in its entirety:

“(i) PDX Facility Expenses. Agrigenetics shall be responsible for, and shall reimburse EPS for, Agrigenetics’ proportionate

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

share of the PDX Facility Expenses that arise from operation, during the EPS Research Period, of the PDX Facility and the Purchased Assets therein (“Agrigenetics’ Share of PDX Facility Expenses”). EPS shall be responsible for the remainder of such PDX Facility Expenses that are not Agrigenetics’ Share of PDX Facility Expenses (“EPS’s Share of PDX Facility Expenses”). Agrigenetics’ Share of PDX Facility Expenses shall be calculated by multiplying the total PDX Facility Expenses by the fraction equal to [ * ], with A being the number of [ * ] and [ * ] the [ * ] or [ * ] during the Contract Year, B being the number of [ * ] during the Contract Year [ * ] are [ * ] to the [ * ] and C being the total number of [ * ] and [ * ] the [ * ] or [ * ]; provided, however, that the calculation for the [ * ] Contract Year shall not take into account any [ * ] of the [ * ] or [ * ] on or after the Transition Date. Agrigenetics shall be responsible for all PDX Facility Expenses that arise from operation, after [ * ], of the PDX Facility and the Purchased Assets therein.”

1.13 The last sentence of Section 6.2(a)(i)(3), which was added pursuant to the Fourth Amendment, is amended to state in its entirety:

“Agrigenetics shall pay EPS $[ * ] on or before [ * ].”

1.14 Section 6.2(a)(i)(4) is replaced in its entirety with the following:

“(4) the Estimated Annual FTE Payment for the fourth Contract Year shall be $[ * ] for the approximately [ * ] EPS FTEs engaged in the Research Program; and”

1.15 Section 6.2(a)(i)(5) is replaced in its entirety with the following:

“(5) the Estimated Annual FTE Payment for the fifth Contract Year shall be $[ * ] for the approximately [ * ] EPS FTEs engaged in the Research Program.”

1.16 Section 6.2(b)(iii) shall be amended to state in its entirety:

“(iii) For The Third Contract Year.

(1) Estimates. During the Term, at least ninety (90) days before the start of the third Contract Year, EPS shall submit to Agrigenetics a good faith estimate of the amount of the PDX Facility Expenses to be incurred for such Contract Year, together with estimated amounts as to how much of such PDX Facility Expenses would be Agrigenetics’ share and EPS’s share (respectively, “Estimated Agrigenetics PDX Facility Share” and “Estimated EPS PDX Facility Share”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(2) Advance Payments. On or before April 1, 2009, July 1, 2009 and October 1, 2009, Agrigenetics shall pay to EPS an amount equal to one-quarter ( 1/4) of the Estimated Agrigenetics PDX Facility Share. EPS shall invoice Agrigenetics in accordance with Section 6.9. All such advance payments made by Agrigenetics during a particular Contract Year shall be referred to collectively as the “Agrigenetics Advance Facilities Payments” during such Contract Year.”

1.17 Section 6.3(a) shall be amended to state in its entirety:

“(a) True-Up For FTE Payments. Within [ * ] after the end of each of the first and second Contract Years and, with respect to the third Contract Year, within [ * ] after the Transition Date, EPS shall submit an invoice to Agrigenetics setting forth in reasonable detail: (i) the actual FTEs utilized by EPS during such Contract Year for the Research Program (excluding the [ * ]) immediately preceding the submission of such invoice; (ii) the calculation of the actual annual FTE payment for such Contract Year pursuant to Section 6.1(a) based on such actual FTEs utilized (for the first Contract Year, such actual annual FTE payment amount shall also include the [ * ], which shall be a fixed amount and not subject to any true-up mechanism) (the “Actual Annual FTE Payment”); and (iii) the difference between such Actual Annual FTE Payment incurred by EPS and the Estimated Annual FTE Payment for such Contract Year. If the Estimated Annual FTE Payments made by Agrigenetics to EPS for such Contract Year exceeds the sum of Actual Annual FTE Payment for such Contract Year, then such overage shall be credited against Agrigenetics’ payment for subsequent Estimated Annual FTE Payments, or, if no more invoices will be issued under this Agreement, then such overage shall be refunded to Agrigenetics within [ * ] after the date of such invoice. If the amount paid by Agrigenetics to EPS for such Contract Year is less than the Actual Annual FTE Payment for such Contract Year, then Agrigenetics shall submit a payment to EPS within [ * ] after receiving such invoice equal to the amount of such underpayment.”

1.18 Section 6.3(b)(ii) shall be amended to state in its entirety:

“(ii) For the Third Contract Year. Within [ * ] after the Transition Date, EPS shall submit an invoice to Agrigenetics setting forth in reasonable detail: (A) the amount of Agrigenetics’ Share of PDX Facilities Expenses actually incurred by EPS during the first three quarters of the third Contract Year, calculated pursuant to Section 6.1(b); and (B) the difference between such Agrigenetics’ Share of PDX Facilities Expenses and the Agrigenetics Advance Facilities Payments received by EPS for the third Contract Year. If the Agrigenetics Advance Facilities

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Payments for the third Contract Year exceeds Agrigenetics’ Share of PDX Facilities Expenses for such Contract Year, then such overage shall be refunded to Agrigenetics within [ * ] after the date of such invoice. If the amount paid by Agrigenetics to EPS as Agrigenetics Advance Facilities Payments for the third Contract Year is less than Agrigenetics’ Share of the PDX Facilities Expenses for such Contract Year, then Agrigenetics shall submit a payment to EPS equal to the amount of such underpayment within [ * ] after receiving such invoice.”

1.19 Section 6.10 is added to the Agreement to read in its entirety as follows:

“6.10 Tenant Improvements Payment. Agrigenetics will pay EPS $[ * ] to reimburse EPS for tenant improvements made by EPS to the PDX Facility. EPS will send Agrigenetics an invoice for such payment on or before [ * ] and Agrigenetics shall make such payment on or before [ * ].”

1.20 The first sentence of Section 8.1 shall be amended to state in its entirety:

“EPS and Agrigenetics shall each be responsible for staffing the projects assigned to it under the Research Program; provided, however, that EPS shall not have any staffing responsibilities on or after the Transition Date.”

1.21 The following sentence is added to the end of Section 8.2:

“For clarity, there will not be any Key Personnel on or after the Transition Date, and EPS shall not have any obligations pursuant to this Section 8.2 or Section 8.3 on or after the Transition Date.”

1.22 Section 8.4 shall be amended to state in its entirety:

8.4	[ * ].

(a) Except as provided for below, Agrigenetics or DAS intends to make written [ * ] of [ * ] to all the [ * ] no later than [ * ]. For the purposes of this Section 8.4(a), “[ * ]” shall mean an [ * ] that: (i) as determined by [ * ] of the [ * ], gives such [ * ] a level of [ * ] that is [ * ] or [ * ] that held by such [ * ] at [ * ]; (ii) does not require [ * ] of such [ * ] (an [ * ] would be considered to require the [ * ] of an [ * ] if the [ * ] new [ * ] of [ * ] has a [ * ] that is [ * ] or [ * ] from [ * ] current [ * ] of [ * ]); (iii) as determined by [ * ] of the [ * ], [ * ] such [ * ] a [ * ] and [ * ] that, in the aggregate, is [ * ] or [ * ] that received by such [ * ] at [ * ]; and (iv) would [ * ] as of the Transition Date. On or before [ * ], each [ * ] shall either [ * ] or [ * ] the [ * ] of [ * ]. In the event that any [ * ] does [ * ] or [ * ] of [ * ] on or before [ * ] and EPS subsequently [ * ] such [ * ] from [ * ], then neither EPS nor Agrigenetics shall be obligated to provide a [ * ] to such [ * ]. In the event that neither Agrigenetics nor DAS [ * ] to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any [ * ], Agrigenetics shall notify EPS. If Agrigenetics or DAS does not [ * ] to any [ * ] and EPS [ * ] such [ * ] from [ * ] on or before the [ * ] of [ * ], then Agrigenetics shall reimburse EPS in full for the [ * ] to or on behalf of such [ * ] in connection with such [ * ], which [ * ] shall be [ * ] to such [ * ] in accordance with the [ * ] or [ * ] of [ * ] that were in effect on the Effective Date; provided, however, in no event will the [ * ] component (which component shall not include any [ * ] or [ * ]) of such [ * ] exceed [ * ] of [ * ] for every [ * ] of [ * ] to [ * ].

(b) During the EPS Research Period, all such [ * ] actions for [ * ] shall be made in the normal course of business, consistent with [ * ] and made in accordance with [ * ] established [ * ] management practices. EPS shall provide Agrigenetics with an annual summary of all [ * ] actions, including [ * ] to [ * ] and [ * ] or [ * ] actions, made during such period.

(c) If any [ * ] becomes an [ * ] or [ * ], either through [ * ] the [ * ] from [ * ] or [ * ] pursuant to Section [ * ] or otherwise, such [ * ] with [ * ] shall simultaneously [ * ], and [ * ] shall no longer have the obligation to [ * ] or [ * ] to such [ * ] and [ * ] or [ * ], as applicable, shall [ * ] such [ * ] directly. If, as of the Transition Date, [ * ] has not [ * ] or [ * ], then [ * ] shall use [ * ] to [ * ] and [ * ] and in any case no later than [ * ] all [ * ] to [ * ] and [ * ], which [ * ] shall include [ * ] and [ * ], as applicable, (i) [ * ] all [ * ] to [ * ] under [ * ] to [ * ] under the [ * ] or that are otherwise [ * ] or [ * ] to [ * ] or [ * ] and (b) [ * ] each such [ * ] the same [ * ] as [ * ] would have [ * ] for [ * ] but for such [ * ]. Agrigenetics or DAS shall be directly responsible for the [ * ] and [ * ] of all [ * ] have become [ * ] or [ * ], respectively.

(d) If [ * ] have [ * ] under the [ * ] at the time of [ * ] of [ * ] by [ * ] or [ * ] (as applicable) following [ * ] of [ * ] with [ * ] or [ * ] pursuant to Section [ * ], [ * ] agrees to cause such [ * ] to [ * ] as of [ * ].”

1.23 Section 8.5 shall be amended to state in its entirety:

“8.5	[ * ] to [ * ].

(a) In addition to the [ * ] set forth in Section [ * ] and Article [ * ], [ * ] shall make an [ * ] (the “[ * ]”) to [ * ] of $[ * ]. [ * ] will send [ * ] an [ * ] for such [ * ] on or before [ * ] and [ * ] shall make such [ * ] on or before [ * ].

(b) EPS shall [ * ] (after [ * ] of applicable [ * ] obligations, including [ * ] and [ * ]) such [ * ] on or before [ * ] to those [ * ] have [ * ] of [ * ] from [ * ] or [ * ]. The [ * ] shall be [ * ] by [ * ] to the [ * ] in a manner that is consistent with the [ * ] relative to [ * ] of [ * ] and [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

made by [ * ] to its [ * ], provided that [ * ] shall consult [ * ] representative on the [ * ] regarding the [ * ] of such [ * ]. The [ * ] shall not be considered [ * ] or [ * ] to any [ * ] except as required following the [ * ] of the [ * ] by [ * ]. If any [ * ] with [ * ] at any time, the [ * ] shall no longer be eligible to [ * ] or [ * ] any [ * ] of the [ * ] from [ * ]; provided, however, that the foregoing shall not apply to [ * ], [ * ] shall be eligible to [ * ] a [ * ] of the [ * ].”

1.24 Section 10.4 shall be amended to state in its entirety:

“10.4	Termination at Will.

(a) At any time after [ * ], EPS or Agrigenetics, each in its respective sole discretion, may provide the other Party with written notice of its intent to terminate this Agreement, which termination shall become effective [ * ] after the other Party’s receipt of such notice. If Agrigenetics gives notice of termination under this Section 10.4(a) before the [ * ] of [ * ] or [ * ], Agrigenetics shall [ * ] the [ * ] set forth in Section [ * ] for [ * ] and Section [ * ] for [ * ] (to the extent not [ * ]) by the [ * ] of [ * ], [ * ] of whether [ * ] or [ * ] has been [ * ].

(b) Agrigenetics’ obligation to make payments pursuant to Section 6.5 with respect to Additional Purchased Asset 2 and Additional Purchased Asset 3 shall survive any termination of this Agreement pursuant to this Section 10.4.”

1.25 Section 10.5(a) of the Agreement is amended to read in its entirety as follows:

“(a) The following provisions of this Agreement shall survive any expiration or termination of this Agreement, regardless of cause: Articles 1, 9 (except for Sections 9.9(a) and (b)), 12 and 14 and Sections 6.3(d), 6.5 (with respect to Additional Purchased Asset 2 and Additional Purchased Asset 3 if this Agreement is terminated pursuant to Section 10.4(a)), 6.6, 6.7, 6.8, 6.9, 6.10, 7.1, 7.4, 7.5, 7.6, 8.4(c), 8.6, 8.7, 10.4(a), 10.4(b) and 10.5.”

2. MISCELLANEOUS

2.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2 Entire Agreement. The Transactional Agreements, including the Agreement as amended by this Amendment, set forth the entire understanding of the Parties hereto relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties hereto relating to the subject matter thereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3 Counterparts. This Amendment may be executed in two (2) counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

{Signature Page Follows}

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Agrigenetics and EPS have executed this Amendment by their respective duly authorized representatives as of the Fifth Amendment Effective Date.

AGRIGENETICS, INC.		EXELIXIS PLANT SCIENCES, INC.

By:	/s/ Daniel R. Kittle	By:	/s/ George Scangos
Name:	Daniel R. Kittle	Name:	George Scangos
Title:	Vice President	Title:	President and Chief Executive Officer

The undersigned hereby acknowledges,

and agrees to be bound by, the terms

of the foregoing Amendment:

DOW AGROSCIENCES LLC

By:	/s/ William A. Kleschick
Name:	William A. Kleschick, Ph.D.
Title:	Global Leader, Discovery Research

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 5.2(A)

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

16160 S.W. Upper Boones Ferry Road, Portland, Oregon

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (“Agreement”) is dated, for reference purposes only, as of                              , 2009 by and between EXELIXIS PLANT SCIENCES, INC., a Delaware corporation (“Assignor”) and {AGRIGENETICS, INC., a Delaware corporation} (“Assignee”).

WHEREAS, Assignor is tenant under that certain Lease dated [ * ] by and between PACIFIC REALTY ASSOCIATES, L.P., a Delaware limited partnership (“Landlord”) and Assignor, (as modified by that certain First Lease Modification Agreement with an effective date of [ * ], the “Lease”), respecting certain premises described in such Lease (the “Premises”) with a street address of 16160 S.W. Upper Boones Ferry Road, Portland, Oregon 97224; and

WHEREAS, Assignor desires to assign its interest in the Lease to Assignee and Assignee desires to assume Assignor’s obligations under the Lease, all as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

I. EFFECTIVE DATE.

This Agreement shall be effective upon the date (the “Effective Date”) which is the later of (a) [ * ], or (b) the date upon which Landlord delivers its written consent to Assignor in a form reasonably satisfactory to Landlord, Assignor and Assignee.

II. ASSIGNMENT OF LEASE.

As of the Effective Date, Assignor does hereby transfer, assign, convey and deliver to Assignee its entire right, title and interest in the Lease and the Premises, including, without limitation, the right to receive from the Landlord the Security Deposit in accordance with the terms of the Lease; provided however, that Assignor reserves from such assignment the exclusive right to occupy, at no cost or expense to Assignor, and to continue to use the PDX Facility, including the use of and uses related to the Cell Factory Assets and the Purchased Operative Assets (as such terms are defined in the APA), until [ * ] (the “Reserved Right to Occupy”) together with the non-exclusive use of the common areas, mail rooms, restrooms, breakrooms and similar areas (collectively the “Reserved Premises”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

III. ASSUMPTION OF OBLIGATIONS.

As of the Effective Date, Assignee does hereby (a) accept the foregoing assignment, and (b) for the benefit of Assignor and Landlord, expressly assumes and agrees to hereafter perform all of the terms, covenants, conditions and obligations of Tenant arising under the Lease on or after the Effective Date (the “Assumed Obligations”).

IV. INDEMNIFICATION.

Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, claim, liability, loss, damage and/or expense, including, without limitation, attorneys’ fees, arising out of or relating to events occurring after the Effective Date and arising out of the Assumed Obligations. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, claim, liability, loss, damage and/or expense, including, without limitation, attorneys’ fees, arising out of or relating to events occurring prior to the Effective Date and arising out of Assignor’s obligations under the Lease or Assignor’s Reserved Right to Occupy.

V. SUCCESSORS AND ASSIGNS.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

VI. COUNTERPARTS.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

VII. GOVERNING LAW; ATTORNEY’S FEES.

This Agreement shall be governed by the laws of the State of New York. In the event of a claimed breach of this Agreement by either party, or any other dispute arising out of or related to this Agreement, the parties shall follow the dispute resolution procedures set forth in Section 14.6 of the Contract Research Agreement between the parties effective as of September 4, 2007 as amended.

Executed as of the date first above written.

ASSIGNOR:	ASSIGNEE:

EXELIXIS PLANT SCIENCES, INC., a Delaware corporation	AGRIGENETICS, INC., a Delaware corporation

By:	By:

Its:	Its:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.